Exhibit 10.24

EXECUTION COPY

MEXICAN RESTAURANTS, INC.
1135 Edgebrook
Houston, Texas 77034-1899

Dated as of: November 15, 2005
Effective as of: June 30, 2005

Bank of America, N.A.
(successor by merger to Fleet National Bank)
100 Federal Street
Boston, Massachusetts 02110

Re: Amendment No. 2 to Amended and Restated Revolving Credit
 and Term Loan Agreement

Ladies and Gentlemen:

We refer to the Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Agreement”), dated as of January 7, 2004, between Mexican Restaurants, Inc. (the “Borrower”) and Bank of America, N.A. (successor by merger to Fleet National Bank) (the “Lender”). All of the words and expressions used in this letter of agreement (this “Amendment No. 2”) which are not defined herein, but which are defined in the Loan Agreement, shall have the same meanings herein as specified therefor in the Loan Agreement.

We have requested that you make certain amendments to the Loan Agreement and you have advised us that you are prepared and would be pleased to make the amendments requested by us, but only on the condition that we join with you in this letter of agreement.

Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Amendment No. 2, and fully intending to be legally bound by this Amendment No. 2, we hereby agree with you as follows:

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ARTICLE I

AMENDMENTS TO LOAN AGREEMENT

Effective as of June 30, 2005 (herein the “Modification Date”), the Loan Agreement is amended as follows:

(a) Each reference in any Loan Document to the Loan Agreement shall be deemed to mean and include this Amendment No. 2, and this Amendment No. 2 shall be deemed to be a Loan Document for all purposes under the Loan Agreement.

(b) The first sentence of the definition of “Consolidated Cash Flow” is amended to read in its entirety as follows:

1.18 “Consolidated Cash Flow” means, in relation to the Borrower Affiliated Group on a Consolidated basis for any period, Consolidated EBITDA for such period, minus (a) cash Taxes paid during such period, and minus (b) Consolidated Maintenance Capital Expenditures during such period.

(c) The table set forth in Section 2.6 of the Loan Agreement is amended to read in its entirety as follows:

Table 1 Applicable Interest Rate Margins
Level	Maximum Consolidated Leverage Ratio	Applicable Prime Rate Margin	Applicable LIBOR Margin
I	<1.00	0.00%	2.00%
II	>1.00, but <1.50	0.50%	2.50%
III	>1.50, but <1.75	1.00%	3.00%
IV	>1.75	1.50%	3.50%

(d) Clause (iii) of Section 5.9 of the Loan Agreement is amended: (i) by deleting the reference to “$1,000,000” contained therein; and (ii) by inserting in its place the following: “$2,000,000”.

(e) Section 5.16(b) of the Loan Agreement is amended by inserting the following new second sentence:

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Notwithstanding clause (iv) of the immediately preceding sentence, it is agreed that the minimum EBITDA requirement shall be reduced to $6,000,000 for each of the fiscal quarters ending September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006, whereupon such minimum requirement shall automatically revert to $6,500,000 for the fiscal quarter ending December 31, 2006 and for each fiscal quarter thereafter.

(f) Section 5.16(c) of the Loan Agreement is amended to read in its entirety as follows:

Section 5.16(c) Minimum Consolidated Cash Flow Coverage. The Borrower shall not permit the ratio of Consolidated Cash Flow to Consolidated Financial Obligations to be less than: (i) 2.0 to 1.0 as at the last day of each of the fiscal quarters ending on September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006 (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending); and (ii) 2.5 to 1.0 as at the end of any fiscal quarter thereafter (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending).

(g)	The table set forth in Section 5.16(e) of the Loan Agreement is amended to read in its entirety as follows:

Period	Maximum Amount

Fiscal Year 2005	$4,600,000
Fiscal Year 2006 and thereafter	$4,250,000

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Lender as follows:

(a) Representations in Loan Documents. Each of the representations and warranties made by or on behalf of the Borrower or any other member of the Borrower Affiliated Group to you in any of the Loan Documents, as amended by this Amendment No. 2, was true and correct when made and is true and correct on and as of the Modification Date (except to the extent that such representations and warranties relate expressly to an earlier date) with the same full force and effect as if each of such

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representations and warranties had been made by the Borrower or such other member of the Borrower Affiliated Group on the date hereof and in this Amendment No. 2.

(b) Defaults. No Default or Event of Default exists on the date hereof.

(c) Binding Effect of Documents. This Amendment No. 2 has been duly executed and delivered to you by the Borrower and is in full force and effect as of the effective date hereof, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

ARTICLE III

PROVISIONS OF GENERAL APPLICATION

(a) No Other Changes. Except as otherwise expressly provided by this Amendment No. 2, all of the terms, conditions and provisions of the Loan Agreement and the other Loan Documents remain unaltered. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement. The making of the amendments in this Amendment No. 2 does not imply any obligation or agreement by the Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

(b) Governing Law. This Amendment No. 2 is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This Amendment No. 2 and the rights and obligations of each of the parties hereto are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of such Commonwealth (without regard to conflicts of law rules).

(c) Binding Effect; Assignment. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d) Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

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(e) Conflict with Other Agreements. If any of the terms of this Amendment No. 2 shall conflict in any respect with any of the terms of any of the Loan Documents, the terms of this Amendment No. 2 shall be controlling.

(f) Conditions Precedent. The obligation of the Lender to make the foregoing amendments to the Loan Agreement is subject to (i) the Lender having received an executed original counterpart of this Amendment No. 2, duly executed and delivered by the Borrower, and (ii) the Lender having signed this Amendment No. 2.

If you are in agreement with the foregoing, please sign below and deliver a signed counterpart hereof to the undersigned, whereupon this Amendment No. 2, as so accepted by you, shall become a binding agreement among you and the undersigned.

Very truly yours,

MEXICAN RESTAURANTS, INC.

By:_____________________
Name:
Title:
On behalf of, and in his capacity as
Vice President of, the Borrower and each
other member of the Borrower Affiliated
Group

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.
(successor by merger to Fleet National Bank)

By:________________________
Name:
Title: